Blue Sphere Corporation 8-K

Exhibit 10.1

Società Agricola Burnigaia Società Semplice
Via Giovanni Prescillo Re n°1
24020 Premolo (BG)
Tax Code and VAT: 03578040168
Messers
Agrisorse Srl Società Agricola
Società Agricola Gefa srl
Agrielektra Srl Società Agricola
Agricerere Srl Società Agricola
Corso Matteotti, 1
20121 Milan (MI)

Premolo, July 14th, 2017

Re: Biogas Plants’ Ordinary Management Proposal

Following our visit at your sites, where your Biogas Plants - producing electric energy from anaerobic fermentation of biomass by “wet technology” – are located, we hereby propose our best offer relating to the ordinary management of your (four) plants located in province of Pavia:

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Soc. Agr. Gefa Srl

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Soc. Agr. Agrisorse Srl

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Soc. Agr. Agrielektra Srl

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Soc. Agr. Agricerere Srl

Within five business days from Your formal acceptance, our Company will carry out the following activities seven days per week:

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Plants’ loading under the alimentation plan agreed with you;

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Lifting/Loading machinery on our charge, including gasoline and management of the same;

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Greasing and Lubrications of Plants equipment;

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Plants’ Monitoring;

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Management 24H/24 of alarms related to Plants’ Supervision System and first intervention as soon as possible;

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Periodical Reports about Plants’ Performance;

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Supervision of Maintenance Activities performed by third parties;

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Monthly communication relating to electric energy counters.

Eventual other activities shall be agreed, form time to time, by appropriate offer.

Your Companies shall guarantee full access to the Plants, all of the relevant technical documentation; “as built” drawings; electric schemes; internet connection

Exclusions:

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Supply of: water, electric energy, compressed air, oil, fats and greases in general;

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Supply of: feedstock, including integrations of salts, microelements and enzymes;

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Digestate spreading management;

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Complete biologic monitoring of chemical-biologic analysis;

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Spare parts;

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Periodical fulfilments: Smoke and digestate analysis; communications to the competent authorities; Plants’ upgrading in compliance with new law provisions; waste disposal management; ongoing monitoring on quantity, quality of the harvest and covering of the same;

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Supply of material to cover trenches (sheeting, bags) and related activities in general;

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Energy leakage and recovery expenditures due to unforeseeable causes (earthquakes; overvoltage; popular revolutions; thefts; computer viruses; natural disasters)

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Insurances;

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Video-surveillance; surveillance in general;

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Green management

Monthly Consideration: Euro 10,000.00 + VAT per plant

Payments: (on monthly basis) to be performed by Bank transfer on Bank Account reported in the relevant invoice, as follows: 50% in advance – 50% when the invoice is issued

Given the current situation, we estimate to bring the Plants back to 70% of production within 15 days from the beginning of our activities. During this first phase of entry, we reserve the right to notify you of any anomalies, maintenance deficiencies and/or other defects that do not allow the proper performance of our activity or in any case to keep the Plants at their best performance.

The present Agreement shall be renewed on monthly basis unless 30 days business prior written notice of termination to be sent by registered letter.

We remain at your disposal for any clarification you may need.

Best

In Veste Di Procuratore:

Società Agricola Burnigaia Società Semplice
/s/ Cristian Asti
Cristian Asti

Blue Sphere Corporation
/s/ Shlomi Palas
Shlomi Palas - CEO